UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

BRANDYWINE REALTY TRUST

(Exact name of issuer as specified in charter)

MARYLAND	1-9106	23-2413352
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

             (i)               2005 Year-end Bonus Awards.

                                On February 10, 2006, the Compensation Committee of our Board of Trustees approved the award of year-end bonuses to our officers, with our Named Executive Officers (identified below) receiving the dollar amount of award set beside his name.  Unless an officer currently satisfies the share ownership requirement that he will be required to meet, as provided in our Corporate Governance Principles (and as summarized below), the executive must take at least twenty-five percent of his bonus in Common Shares (or Common Share equivalents under our executive deferred compensation plan) and may elect to take all or any portion of such bonus in excess of such minimum percentage in Common Shares (or Common Share equivalents).  The per share price for such shares (or share equivalents) is equal to $31.10 (the closing price of our shares on the date of the award) for the twenty-five percent portion of the bonus that must be taken in equity and is equal to 85% of such closing price for any portion of the bonus in excess of such minimum percentage that the executive elects to take in equity.  If an executive currently satisfies the share ownership level applicable to him, as provided in our Corporate Governance Principles, then the executive is not required to take any portion of the bonus in equity and is entitled to the above-referenced discount on any shares acquired with his bonus.  Under our Corporate Governance Principles, officers are required to own, within five years of their election as an officer, but no earlier than May 2007, Common Shares (or Common Share equivalents under our executive deferred compensation plan) having a market value at least equal to the following multiples of their base salary: (i) six times for the President and Chief Executive Officer; (ii) four times for Executive Vice Presidents and Senior Vice Presidents; and (iii) two times for Vice Presidents and other officers.

Named Executive Officer	Bonus Award

Gerard H. Sweeney	$1,100,000
Christopher P. Marr	$310,000
Brad A. Molotsky	$315,000
Anthony S. Rimikis	$160,000
George D. Sowa	$130,000

                                We have identified as a “Named Executive Officer” those of our executive officers that were identified as Named Executive Officers in our 2005 Proxy Statement and those that we expect to identify as Named Executive Officers in the 2006 Proxy Statement.

             (ii)              Restricted Share Awards.

                                On February 10, 2005, the Compensation Committee of our Board of Trustees awarded an aggregate of 138,838 “restricted” Common Shares to Company employees (including an aggregate of 96,791 “restricted” Common Shares to 10 executive officers).  We have attached the form of award for our President and Chief Executive Officer as Exhibit 10.1 to this Form 8-K and the form of award for other recipients as Exhibit 10.2 to this Current Report.  The forms of the award agreement for the other recipients are identical (other than as to the recipient name and the number of shares covered by the agreement).  The “restricted” Common Shares vest in five equal annual installments commencing on January 1, 2007, based on the recipient’s continued employment with us, subject to acceleration of vesting upon a change in control of us or the death or disability of the recipient (and, in the case of our President and Chief Executive Officer, should his employment be terminated without “cause” or should he resign for “good reason,” as such terms are defined in his employment agreement).  During the period the “restricted” Common Shares have not vested, the applicable executive is entitled to vote the shares and to receive distributions paid on Common Shares.  Vesting of the “restricted” Common Shares is not subject to performance-based conditions.  The number of shares covered by awards to those executive officers who are “Named Executive Officers” is as follows:

Named Executive Officer	Number of Shares

Gerard H. Sweeney	54,663
Christopher P. Marr	9,647
Brad A. Molotsky	9,647
Anthony S. Rimikis	4,824
George D. Sowa	4,020

             (iii)            Proposed Sale of 101 Paragon.

                                We own a fifty percent economic interest in an approximately 141,724 square foot office building located at 101 Paragon Drive in Montvale, New Jersey.  The remaining fifty percent ownership interest in this building is owned by Donald E. Axinn, one of our Trustees.  We attached the agreement that provides for our respective interests in this building as an exhibit to a Current Report on Form 8-K that we filed with the SEC on June 21, 2005.

                                On February 10, 2006, our Board (with Mr. Axinn abstaining) authorized the execution of an agreement that provides for the sale of this property to an unaffiliated third party for a gross sales price of $18,350,000.  Closing of the sale is scheduled to occur in August 2006, subject to a one-month extension right and subject to closing conditions, including completion of due diligence to the satisfaction of the buyer.  We estimate that our share of the sales proceeds, after reduction for discharge of the mortgage debt secured by the property, transfer taxes, brokerage fees and similar costs, will be approximately $3.1 million.

                                Our Board authorized us to enter into this transaction because it concluded that the terms of sale are attractive and the disposition of this property is consistent with our focus on select core markets.

                                Attached to this Current Report as an exhibit is an agreement that we entered into with Mr. Axinn that sets forth our respective rights and obligations with respect to the sales agreement.

Item 9.01.	Financial Statements and Exhibits

Exhibits

10.1	Restricted Share Award to President and Chief Executive Officer of Brandywine Realty Trust

10.2	Form of Restricted Share Award to Executives other than President and Chief Executive Officer of Brandywine Realty Trust.

10.3	Consent and Confirmation Agreement between Brandywine Operating Partnership, L.P. and Donald E. Axinn

Signatures

                                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: February 15, 2006	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Restricted Share Award to President and Chief Executive Officer of Brandywine Realty Trust

10.2	Form of Restricted Share Award to Executives other than President and Chief Executive Officer of Brandywine Realty Trust.

10.3	Consent and Confirmation Agreement between Brandywine Operating Partnership, L.P. and Donald E. Axinn